Park City Group Reports Fiscal Year 2011 Second Quarter Results

SaaS Subscription Revenue Increased 9%, Named Supplier Connection Pipeline Increased to 510

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2Q11 subscription revenue increased 9% year over year to $1.6 million

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2Q11 GAAP EPS: ($0.00) versus 2Q10 GAAP EPS: ($0.01)

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2Q11 Non-GAAP EPS: $0.03 versus 2Q10 Non-GAAP EPS: $0.01

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2Q11 adjusted EBITDA: $687,000 versus 2Q10 adjusted EBITDA: $567,000

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Named supplier connection pipeline increased to 510 connections versus approximately 300 at September 30, 2010

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Retailer hubs increased to 28, versus 26 at September 30, 2010, and 23 at June 30, 2010

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1H11 free cash flow increased 48% year over year to $419,000

PARK CITY, UT – February 8, 2011 – Park City Group (NYSE Amex: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today reported a GAAP net loss applicable to common shareholders of $22,420, or ($0.00) per diluted share, on revenue of $2.7 million for the second fiscal quarter ended Dec. 31, 2010.  This compares to a loss applicable to common shareholders of $150,757, or ($0.01) per diluted share, on revenue of $2.5 million for the second fiscal quarter ended Dec. 31, 2009.  Excluding certain non-cash and other expenses, non-GAAP net income applicable to common shareholders for the second fiscal quarter was $336,000, or $0.03 per diluted share compared to $138,000 or $0.01 per diluted share for the prior year.

For the six month period ended Dec. 31, 2010, the Company reported a GAAP net loss applicable to common shareholders of $531,608, or ($0.05), per diluted share, on revenue of $5.3 million compared to a net loss of $63,854, or ($0.01), per diluted share on revenue of $5.2 million for the same period ended Dec. 31, 2009.  Excluding certain non-cash and other expenses, non-GAAP net income applicable to common shareholders for the six month period ended Dec. 31, 2010 was $533,000, or $0.05 per diluted share compared to $440,000 or $0.04 per diluted share for the prior year.

Commenting on the second quarter, Randall K. Fields, Park City Group’s Chairman and CEO said, “During the second quarter, we added 2 additional retail hubs, 25 new contracted supplier connections, and expanded the size of our named supplier connection pipeline to 510, all at a pace that is consistent with our planned growth for the fiscal year.  In addition, we continue to make substantial progress in preparing our infrastructure to support the next stage of significant growth without adding significant new costs.  As we continue to enhance the scalability of our processes, we expect our supplier connection capacity to expand by a factor of approximately 5 to 10 times current levels.  Given the growth of our pipeline and on-going work to improve the scalability of our processes, we are on plan to meet our goal of 100 connections per quarter run rate, beginning in the fourth quarter of this fiscal year.”

Park City Group reported total revenue of $2.7 million for the second quarter of fiscal year 2011, a 10% increase from $2.5 million reported during the same quarter in fiscal 2010.  The increase in total revenue was the result of increased subscription and license activity partially offset by lower maintenance and professional services revenue.  Licensing revenue increased by $276,000 year over year, reflecting low levels of licensing activity in the prior year and a new large license customer acquired during the second quarter.  Subscription revenue increased 9% year over year to $1.6 million during the second quarter.  “The growth in subscription revenue reflects our disciplined approach to add connections at a pace consistent with our ability to execute with the highest of quality standards without adding significant costs,” said Mr. Fields.  “As we complete our process improvement and scalability enhancement initiatives over the next several quarters, our subscription revenue growth should more closely parallel the significant increase in our supplier connection pipeline.”

Total operating expenses during the quarter ended December 31, 2010 increased 4% year over year to $2.5 million.  The increase in operating expenses was led by a $220,000, or 43%, increase in sales and marketing expense, which reflected additional payroll expenses, travel and trade show costs in support of subscription revenue growth.  A 7% decrease in other operating expenses partially offset the growth in sales and marketing expense, and as a result, operating margin expanded to 9.8 percent of revenue versus 4.2 percent during the same period a year ago.  “With our continued focus on cost control and building scalable business processes, we have tremendous operating leverage in our business model.  We expect our bottom line growth to continue to outpace the top line, as we benefit from this leverage,” concluded Mr. Fields.

GAAP and Non-GAAP Highlights

In $000 except for per share

Unaudited results of operations

	Three Months Ended December 31		Six Months Ended December 31
	2010	2009	2010	2009
GAAP
Net Revenue	$2,747	$2,499	$5,313	$5,189
Income (loss) from operations	$269	$106	$66	$417
Net income (loss)	$185	($68)	($118)	$100
Net income (loss) to common shareholders	($22)	($151)	($414)	($164)
Earnings per diluted share	($0.00)	($0.01)	($0.05)	($0.01)

Non-GAAP
EBITDA	$687	$567	$1,258	$1,287
Net income (loss)	$543	$221	$947	$604
Net income (loss) to common shareholders	$336	$138	$533	$440
Earnings per diluted share	$0.03	$0.01	$0.05	$0.04
Free Cash Flow	$481	$285	$419	$284

Conference Call

The Company will host a conference call and webcast today at 4:15 p.m. Eastern to discuss fiscal year 2011 second quarter financial results.  Interested parties may access the conference call via telephone by dialing 877-675-3568.  The call is being webcast and can be accessed on the Company’s website, www.parkcitygroup.com, under the Investor Relations section.  A replay of the webcast will be archived on the Company's website for 60 days.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it.  The Company’s service increases customers’ sales and profitability while enabling lower inventory levels for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world.  Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provide store level visibility and set the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

Park City Group is the only company to provide robust, collaborative supply chain, merchandising and store level solutions for both retailers and suppliers.  Its solutions and services enable retailers and suppliers to work collaboratively as strategic partners to reduce out-of-stocks, shrink, inventory and labor while improving profits, efficiencies, and customer service.  These innovative solutions provide trading partners a common platform on which they can capture, manage, analyze and share critical data, bringing greater visibility throughout the supply chain, and giving them the power to make better and more informed decisions.

For more information, go to www.parkcitygroup.com.

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Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) to common shareholders, non-GAAP earnings per share and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures are included in the following tables.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP net income (loss) and non-GAAP net income (loss) applicable to common shareholders excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Free cash flow includes net cash provided (used) by operating activities less purchase of property and equipment and capitalization of software costs.  The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

IR Contact:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051

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PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	Three Months Ended December 31		Six Months Ended December 31
	2010	2009	2010	2009
Revenues:
Subscription	$1,595,345	$1,464,057	$3,144,892	$2,871,192
Maintenance	584,732	654,229	1,152,951	1,328,686
Professional services and other revenue	262,213	352,154	552,433	758,953
Software licenses	304,719	28,680	462,719	229,690

Total revenues	2,747,009	2,499,120	5,312,995	5,188,521

Operating revenues:
Cost of services and product support	908,846	973,787	1,800,401	1,908,129
Sales and marketing	737,936	517,559	1,357,534	1,133,932
General and administrative	648,493	698,433	1,712,815	1,319,449
Depreciation and amortization	182,492	203,514	376,606	410,039

Total operating expenses	2,477,767	2,393,293	5,247,356	4,771,549

Income from operations	269,242	105,827	65,639	416,972

Other income (expense):
Gain on refinance of note payable	-	-	-	43,811
Other gains	-	-	-	24,185
Interest expense	(84,687)	(173,845)	(183,177)	(384,592)

Income (loss) before income taxes	184,555	(68,018)	(117,538)	100,376

(Provision) benefit for income taxes	-	-	-	-

Net income (loss)	184,555	(68,018)	(117,538)	100,376

Dividends on preferred stock	(206,975)	(82,739)	(414,070)	(164,230)

Net loss applicable to common shareholders	$ (22,420)	$(150,757)	$(531,608)	$ (63,854)

Weighted average shares, basic	11,138,000	10,660,000	11,044,000	10,630,000
Weighted average shares, diluted	11,138,000	10,660,000	11,044,000	10,630,000
Basic and diluted loss per share	$ (0.00)	$ (0.01)	$ (0.05)	$ (0.01)

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	(unaudited)
	December 31	June 30
	2010	2010
Assets

Current assets:
Cash and cash equivalents	$ 1,231,020	$ 1,157,431
Receivables, net of allowance of $25,000 and $72,000 at
December 31, 2010 and June 30, 2010, respectively	1,188,696	1,031,020
Unbilled receivables	183,910	417,926
Prepaid expenses and other current assets	217,076	181,434

Total current assets	2,820,702	2,787,811

Property and equipment, net	444,342	544,576

Other assets:
Deposits and other assets	24,026	23,287
Customer relationships	3,396,125	3,607,283
Goodwill	4,805,933	4,805,933
Capitalized software costs, net	438,496	281,686

Total other assets	8,664,580	8,718,189

Total assets	$ 11,929,624	$ 12,050,576

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$ 308,840	$ 574,847
Accrued liabilities	1,145,477	1,286,218
Deferred revenue	1,461,029	1,364,390
Capital lease obligations	132,728	132,184
Lines of credit	600,000	600,000
Note payable	2,290,889	766,705

Total current liabilities	5,938,963	4,724,344

Long-term liabilities:
Notes payable, less current portion	1,098,975	2,920,602
Capital lease obligations, less current portion	83,383	148,749

Total liabilities	7,121,321	7,793,695

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet

	(unaudited)
	December 31	June 30
	2010	2010

Stockholders’ equity:
Series A Convertible Preferred Stock, $0.01 par value, 30,000,000 shares authorized; 664,019 and 648,396 shares issued and outstanding at
December 31, 2010 and June 30, 2010, respectively	6,640	6,484
Series B Convertible Preferred Stock, $0.01 par value, 30,000,000 shares authorized; 411,927 and 0 shares issued and outstanding at December 31,
2010 and June 30, 2010.	4,119	-
Common stock, $0.01 par value, 50,000,000 shares authorized;
11,195,896 and 10,884,364 shares issued and outstanding at December
31, 2010 and June 30, 2010, respectively	111,959	108,844
Additional paid-in capital	35,076,890	29,881,977
Subscription payable for Series B Convertible Preferred Stock	-	4,119,273
Accumulated deficit	(30,391,305)	(29,859,697)

Total stockholders’ equity	4,808,303	4,256,881

Total liabilities and stockholders’ equity	$ 11,929,624	$ 12,050,576

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows (Unaudited)

For the Six Months Ended December 31,

	2010	2009
Cash Flows From Operating Activities:
Net income (loss)	$ (117,538)	$ 100,376
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	376,606	410,039
Bad debt expense	2,888	141,973
Stock issued for services and expenses	405,000	211,627
Stock issued for litigation settlement	375,000	-
Amortization of discounts on debt	-	1,589
Gain on refinance of debt	-	(43,811)
Decrease (increase) in:
Trade receivables	(160,564)	(242,459)
Unbilled receivables	234,016	57,328
Prepaids and other assets	(36,381)	1,587
(Decrease) increase in:
Accounts payable	(266,007)	(24,844)
Accrued liabilities	(269,003)	(434,887)
Deferred revenue	96,639	138,678

Net cash provided by operating activities	640,656	317,196

Cash Flows From Investing Activities:
Purchase of property and equipment	(24,973)	(33,484)
Capitalization of software costs	(197,051)	-

Net cash used in investing activities	(222,024)	(33,484)

Cash Flows From Financing Activities:
Dividends paid	(123,578)	-
Net increase in lines of credit	-	400,000
Proceeds from issuance of common stock	140,800	-
Payments on notes payable and capital leases	(362,265)	(333,237)

Net cash (used in) provided by financing activities	(345,043)	66,763

Net increase in cash	73,589	350,475

Cash and cash equivalents at beginning of period	1,157,431	656,279

Cash and cash equivalents at end of period	$ 1,231,020	$ 1,006,754

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ 144,564	$ 463,000

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Dividends paid and accrued on preferred stock	$ 166,915	$ 164,230
Dividends paid with preferred stock	$ 162,230	$ 239,201

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP EBITDA

(In $000’s)

Unaudited results of operations

	Three Months Ended December 31		Six Months Ended December 31
	2010	2009	2010	2009

Net Income (loss)	$185	($68)	($118)	$100

Non-GAAP EBITDA Reconciliation Adjustments:
Depreciation and amortization	182	204	377	410
Bad debt expense	3	94	3	140
Interest, net	85	174	183	385
Stock based compensation	232	126	363	211
One-time expenses (stock and cash)	-	-	450	-
Acquisition related costs (1)	-	37	-	41

Adjusted Non-GAAP EBITDA	$687	$567	$1,258	$1,287

1.

Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Net Income (Loss) to Common Shareholders and EPS

(In $000’s, except per share)

Unaudited results of operations

	Three Months Ended December 31		Six Months Ended December 31
	2010	2009	2010	2009

Net Income (loss)	$185	($68)	($118)	$100

Non-GAAP Net Income (Loss) Reconciliation Adjustments:
Stock based compensation	232	126	363	211
One-time expenses (stock and cash)	-	-	450	-
Acquisition related costs (1)	-	37	-	41
Acquisition related amortization (1)	126	126	252	252

Adjusted Non-GAAP Net Income	$543	$221	$947	$604

Preferred dividends	(207)	(83)	(414)	(164)

Adjusted Non-GAAP Net Income to Common Shareholders	$336	$138	$533	$440

Weighted average shares, diluted	11,138,000	10,660,000	11,044,000	10,630,000
Adjusted Non-GAAP EPS, diluted	$0.03	$0.01	$0.05	$0.04

1.

Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Free Cash Flow

(In $000’s)

Unaudited results of operations

	Three Months Ended December 31		Six Months Ended December 31
	2010	2009	2010	2009

Net Cash Provided by Operating Activities	$597	$308	$641	$317

Non-GAAP Free Cash Flow Reconciliation Adjustments:
Purchase of property and equipment	(8)	(23)	(25)	(33)
Capitalized software costs	(108)	-	(197)	-

Adjusted Non-GAAP Free Cash Flow	$481	$285	$419	$284